UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017 (the “Separation Date”), Michael F. Marino, Esq. resigned as the Company’s Senior Vice President, General Counsel and Corporate Secretary, effective immediately.

In connection with his resignation, Mr. Marino and the Company entered into a separation agreement and general release, dated January 25, 2017 (the “Separation Agreement”), which sets forth the terms of Mr. Marino’s separation. Pursuant to the Separation Agreement, subject to Mr. Marino agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will pay Mr. Marino the total amount of One Hundred Ten Thousand Eight Hundred Fifty Two dollars ($110,852), less applicable withholdings and deductions. In addition, the Company will (a) pay any and all of Mr. Marino’s compensation due and owing to him as of the Separation Date, including any accrued and unused vacation for fiscal year 2017, in accordance with the Company’s usual compensation and payroll practices, and (b) reimburse Mr. Marino for all reasonable unreimbursed business expenses incurred by him as of the Separation Date in accordance with the Company’s expense reimbursement policy.

The foregoing description of the Separation Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated January 25, 2017, by and between Fibrocell Science, Inc. and Michael F. Marino

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ John M. Maslowski
John M. Maslowski
Chief Executive Officer
Date: January 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated January 25, 2017, by and between Fibrocell Science, Inc. and Michael F. Marino